UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2025
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TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
  ______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	TLYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Nathan Smith as President and Chief Executive Officer, Effective August 18, 2025
On July 25, 2025, Tilly’s, Inc. (the “Company”) appointed Nathan M. Smith, age 56, to serve as the Company’s President and Chief Executive Officer, effective as of August 18, 2025 (the “Commencement Date”).
Prior to joining the Company, Mr. Smith has served Marolina Outdoor, Inc. since September 2024 as its Chief Executive Officer. Previously, he served Boardriders, Inc. from June 2017 to April 2024 as President, Americas. Prior to Boardriders, Mr. Smith served as Vice President/General Manager, North American Wholesale at Oakley, Inc. from September 2015 to June 2017 and as Vice President, Oakley Defense from July 2012 to June 2017. He has also served in executive roles at IPATH Footwear, MV Transportation, Inc. and Patagonia, Inc., following his eight years of service in the United States Navy.
On July 25, 2025, the Company and Mr. Smith entered into an employee offer letter agreement (the “Agreement”).
The Agreement provides for a starting annual base salary of $1,000,000, beginning with the Commencement Date, and the opportunity to earn an annual cash bonus targeted at an amount equal to 100% of Mr. Smith’s annual base salary, with a maximum amount equal to 200% of Mr. Smith’s annual base salary, based upon achievement of performance bonus criteria established by the Company’s Compensation Committee, beginning with the bonus related to fiscal 2026 performance. The Agreement provides for a sign-on bonus of $400,000 payable within five days following the Commencement Date. Should Mr. Smith resign for any reason (other than death or disability, as defined in the Agreement) within two years following the Commencement Date, he will be required to repay the sign-on bonus. The Agreement also provides for a car allowance equal to $24,000 per year.
In addition, pursuant to the terms of the Agreement, no later than 60 days following the Commencement Date, Mr. Smith will receive an option to purchase: (i) 900,000 shares of the Company’s common stock, with 25% of the shares underlying the option vesting on the first anniversary of the Commencement Date and the remaining installments vesting on each monthly anniversary thereafter, subject to his continued service through the applicable vesting date (the “Time-Based Option Grant”); and (ii) 900,000 additional shares of the Company common stock, with 300,000 shares underlying the option vesting when the 30-trading-day average share price (the “Average Share Price”) reaches $4.00 per share, 300,000 shares vesting when the Average Share Price reaches $6.00 per share and 300,000 shares vesting when the Average Share Price reaches $8.00 per share, in each case, subject to the certification by the Company’s Board of Directors (the “Board”) or the Compensation Committee, and further subject to continued service with the Company through the one-year anniversary of the Commencement Date (the “Performance-Based Option Grant”). Upon the consummation of a “change in control” (as defined in the Agreement), Mr. Smith’s outstanding and unvested Time-Based Option Grant will accelerate in full, and his Performance-Based Option Grant will accelerate only to the extent earned as of the date of such change in control and any service-based requirement will lapse in full.
The Company will reimburse Mr. Smith for up to $35,000 of reasonable expenses related to his relocation to Orange County, California, until December 31, 2025, including temporary living expenses and up to three house hunting trips, as well as up to $7,900 per month in lease payments through May 31, 2026. Should Mr. Smith resign for any reason other than his death or disability or if his employment is terminated by the Company for cause, in either case, within two years following the Commencement Date, he will be required to repay all relocation and lease expenses received from the Company.
On the first day of the month following the Commencement Date, Mr. Smith will be eligible to participate in the Company’s customary employee benefit plans or programs generally available to all full-time employees.
If Mr. Smith’s employment is terminated by the Company without “cause” (as defined in the Agreement), Mr. Smith would be entitled to receive: (i) continued payments of his annual base salary then in effect for a period of one year; and (ii) the prorated amount of his annual bonus for the fiscal year in which his termination occurs equal to the amount that would have been payable to him under the Company’s annual bonus plan for such fiscal year based on actual Company performance for such fiscal year. Mr. Smith’s right to receive the severance payments described above is subject to his delivery of an effective general release of claims in favor of the Company.
The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by the terms of the Agreement, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Appointment of Nathan Smith to the Board of Directors
Also on July 25, 2025, and effective as of the Commencement Date, the Company’s Board of Directors appointed Mr. Smith to serve as a director on the Board until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified. Upon Mr. Smith’s appointment, the total number of directors on the Board will be increased to seven directors.

There is no arrangement or understanding between Mr. Smith and any other person pursuant to which he was selected as a director of the Company. Mr. Smith is expected to enter into an indemnification agreement with the Company, the form of which is attached as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed with the Securities and Exchange Commission on April 10, 2025. Mr. Smith will not receive any additional compensation for his service on the Board.
There are no (i) family relationships between Mr. Smith and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Mr. Smith requiring disclosure pursuant to Item 404 of Regulation S-K.
Hezy Shaked to Remain Executive Chairman of the Board of Directors
On July 25, 2025, Mr. Shaked informed the Company’s Board of Directors that, in conjunction with the appointment of Mr. Smith, he intends to transition from the role of President and Chief Executive Officer of the Company (and the Company’s subsidiary), effective and contingent upon the Commencement Date. Following the Commencement Date, Mr. Shaked is expected to continue to serve as Executive Chairman of the Board of Directors of the Company. At that time, Mr. Shaked’s annual base salary will decrease from $650,000 to $420,000, effective as of the Commencement Date. Mr. Shaked will continue to participate in the Company’s annual incentive cash bonus plan and car allowance program.

Item 7.01	Regulation FD Disclosure
On July 28, 2025, the Company issued a press release announcing the transition of the role of the Company’s President and Chief Executive Officer from Mr. Shaked to Mr. Smith, effective as of the Commencement Date, and appointment of Mr. Smith as a director on the Board as of the Commencement Date. A copy of this press release is furnished herewith as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Offer Letter, dated July 25, 2025, for Nathan Smith
99.1	Press release, dated July 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: July 28, 2025	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Executive Vice President, Chief Financial Officer